UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2020

NEW YORK REIT LIQUIDATING LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36416	83-2426528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500

Boston, MA 02114

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 570-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Board Observer Agreement

On June 30, 2020, New York REIT Liquidating LLC, a Delaware limited liability company (the “Company”) entered into a Board Observer Agreement (the “Board Observer Agreement”) with Joseph Moinian, the Company’s largest unitholder, who owned 1,678,417 of the units of the Company (the “Units”) as of such date. Pursuant to the Board Observer Agreement, the Company appointed Mr. Moinian to attend, in a non-voting observer capacity, all meetings of the Board of Managers (the “Board”) of the Company, subject to certain limited exceptions, for a term of one year, which term shall renew automatically for successive one-year terms unless either party provides the other with written notice of its intent not to renew the Board Observer Agreement at least 30 days prior to the end of the then-current term, or until Mr. Moinian’s earlier death or resignation.

The foregoing description of the Board Observer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Board Observer Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Manager Designation Agreement

On June 30, 2020, the Company entered into a Manager Designation Agreement (the “Manager Designation Agreement”) with certain unitholders of the Company (as defined therein, “WW Investors”), which owned, as of the date of the Manager Designation Agreement, 132,774 Units in the aggregate. The Manager Designation Agreement provides that Howard Goldberg, a current member of the Board, shall be deemed to be WW Investors’ designee on the Board and further provides that for so long as they are not in breach of the Manager Designation Agreement, WW Investors shall be entitled to recommend a replacement nominee to the Board to fill a vacancy on the Board resulting from Mr. Goldberg’s resignation, death or disability, subject to the approval of the Board in its reasonable discretion. Furthermore, pursuant to the Manager Designation Agreement, WW Investors, and their “affiliates” and “associates” (each as defined by Rule 12b-2 promulgated by the United States Securities and Exchange Commission (the “SEC”)), agree to certain standstill restrictions until the earlier of (A) such time that WW Investors’ Board designee is removed and the Company fails to seat a replacement pursuant to the Manager Designation Agreement, (B) Winthrop REIT Advisors LLC (“Winthrop”) is replaced as the Company’s advisor and (C) the later of (i) 14 months from the date of the Manager Designation Agreement and (ii) such time as a WW Investor designee is no longer a member of the Board.

The foregoing description of the Manager Designation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Manager Designation Agreement, which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the press release announcing the execution of the Board Observer Agreement and the Manager Designation Agreement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2020, Joe C. McKinney and P. Sue Perrotty each resigned from the Board, effective July 29, 2020, pursuant to the terms of the Limited Liability Company Agreement of the Company. Mr. McKinney and Ms. Perrotty did not resign as a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

A copy of the press release announcing the resignation of each of Mr. McKinney and Ms. Perrotty from the Board is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On June 30, 2020, the Company issued a press release announcing, in addition to the items disclosed above under Items 1.01 and 5.02, that basic individual Board member fees will be reduced to $5,000 from $7,500 per month per Board member, that it has begun discussions with Winthrop regarding a possible reduction in the fees charged by Winthrop for its management of the Company and that it will be pursuing other initiatives to decrease the operating costs of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

As discussed therein, the press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the Press Release as well as in the Company’s other documents filed with the SEC, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Board Observer Agreement dated June 30, 2020, by and between New York REIT Liquidating LLC, a Delaware limited liability company, and Joseph Moinian.

10.2	Manager Designation Agreement dated June 30, 2020, by and among New York REIT Liquidating LLC, a Delaware limited liability company, and the WW Investors party thereto.

99.1	Press Release dated June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2020	NEW YORK REIT LIQUIDATING LLC
	By:	/s/ John A. Garilli John A. Garilli Chief Executive Officer